Exhibit 99.1

Section 2: EX – 99.1 (PRESS RELEASE)	Filed by Orrstown Financial Services, Inc. Commission File No.: 001-34292

FOR IMMEDIATE RELEASE:	Contact:

Bradley S. Everly
EVP, Chief Financial Officer
Phone 717.530.2604
77 East King Street | Shippensburg PA

Orrstown Financial Services, Inc. Announces Record Quarterly Earnings, Increased First

Quarter Dividend and Reduction in Risk Assets

SHIPPENSBURG, PA (January 27, 2011)

•	Record earnings in 2010 of $16.6 million, a 24.0% improvement over 2009 results

•	Assets climb to over $1.5 billion

•	Record fourth quarter 2010 earnings, which increased 45.2% vs. fourth quarter 2009

•	10.0% reduction of risk assets in the fourth quarter 2010 compared to the prior quarter

•	Nonperforming assets declined 32.2% since March 31, 2010

•	Declaration of first quarter 2011 dividend of $0.23 per share, an increase of 4.6% over prior year

Orrstown Financial Services, Inc. (NASDAQ: ORRF) announced today that net income increased 45.2% to $4,375,000 for the quarter ended December 31, 2010, from $3,014,000 for the fourth quarter of 2009. Diluted earnings per share amounted to $0.55 for the quarter ended December 31, 2010, as compared to $0.46 for the corresponding prior year period. The Company also announced that its Board of Directors declared a first quarter cash dividend of $0.23 per share, an increase of 4.6% over the first quarter of 2010, for shareholders of record on February 11, 2011. The dividend will be paid on February 23, 2011.

Commenting on the Company’s results, Thomas R. Quinn, Jr., President and CEO, said, “Our performance in 2010 resulted in the best earnings (net income up 24%) ever in the 91-year history of the organization.”

“Of course 2010 was a challenging year for all community banks, but we nevertheless produced strong results which will be substantially above local peer levels once the year-end results are compiled. Additionally, we bolstered our reserves, added meaningfully to capital and were intensively focused on asset quality, which we believe remains quite solid.”

“While we cannot forecast what the national and regional economic conditions will be, we are cautiously optimistic that our strategies and the execution of our underlying business plan will deliver consistent ongoing returns for our shareholders. We have dedicated people, an experienced senior management team and a very engaged Board of Directors that know our market, recognize our Company’s competitive strengths and understand how to differentiate ourselves to our customers. We look forward to the year ahead and believe we will continue to compete well within our region”, Quinn concluded.

Results of Quarterly Operations

Net interest income for the quarter ended December 31, 2010 increased to $12,270,000 as compared to $10,257,000 in the same prior year period. The net interest margin decreased to 3.60% for the three months ended December 31, 2010, a reduction of ten basis points versus the same quarter in 2009. The Company continues to lower its cost of funds as evidenced by a decrease of 42 basis points to 0.86% for the three months ended December 31, 2010, as compared to 1.28% in the same prior year period. Average interest-earning assets increased by $315 million for the three months ended December 31, 2010, as compared to the same prior year period.

Other income increased to $5,536,000 for the three months ended December 31, 2010, as compared to $5,087,000 in the same prior year period. Noninterest income generation increased across all business lines, including Orrstown Financial Advisors, mortgage origination and deposit based fees. Operating expenses amounted to $10,450,000 for the three months ended December 31, 2010, as compared to $8,045,000 for the corresponding prior year period.

Results of Year-to-Date Operations

Net income totaled $16,581,000 for the year ended December 31, 2010, an increase of $3,208,000, or 24.0%, over 2009’s results. Diluted earnings per share totaled $2.17 for the year ended December 31, 2010, compared to $2.07 in 2009, an increase of 4.8%, despite the issuance of over 1.5 million shares during 2010.

Net interest income for the twelve months ended December 31, 2010, increased to $45,735,000 as compared to $36,570,000 in the same prior year period, reflecting a higher net interest margin on a year-to-date basis and higher levels of interest-earnings assets. The net interest margin increased to 3.72% for the twelve months ended December 31, 2010, a gain of six basis points versus the same period in 2009. The yield on interest-earning assets decreased to 4.71%, as compared to 5.26% in the prior year period. Year to date, the cost of funds decreased to 0.98% for the twelve months ended December 31, 2010, as compared to 1.60% in the same prior year period. Average interest-earning assets increased by $247 million for the twelve months ended December 31, 2010, as compared to the same prior year period.

The provision for loan losses increased to $8,925,000 for the twelve months ended December 31, 2010, as compared to $4,865,000 for the corresponding prior year period.

Other income increased to $23,793,000 for the twelve months ended December 31, 2010, as compared to $17,685,000 in the same prior year period. This includes an increase in securities gains from $1,661,000 through December 31, 2009, to $3,636,000 through December 31, 2010. Operating expenses amounted to $37,552,000 for the twelve months ended December 31, 2010, as compared to $31,967,000 for the corresponding prior year period.

Operating expense levels are often measured in the financial services industry by the efficiency ratio, which expresses non-interest expense, as a percentage of tax-equivalent net interest income and noninterest income. Despite an increase in other expenses primarily related to the growth experienced in all business lines, including Orrstown Financial Advisors, mortgage origination, and retail, the Company was able to improve on its efficiency ratio, which was 54.9% for the year ended December 31, 2010, compared to 58.9% in 2009.

Financial Condition

Assets grew $316 million to $1.512 billion at December 31, 2010, up from $1.196 billion at December 31, 2009. Securities available for sale have increased $235.5 million, or 120.0%, since December 31, 2009. Deposits increased to $1.188 billion at December 31, 2010, from $915 million at December 31, 2009. Stockholders’ equity increased to $160.5 million at December 31, 2010, as compared to $110.9 million at December 31, 2009, boosted by the completion of a common stock offering, in March 2010, that netted approximately $37.6 million in additional capital.

Asset Quality

Improvement was made in asset quality through the reduction in the levels of non-accrual loans, loans past due 90 or more days and still accruing, other real estate owned and total delinquencies. The Company’s non-accrual loans totaled $13.9 million at December 31, 2010, down $9.1 million, or 39.6%, from the high of $23.0 million at March 31, 2010. The Company continues to be diligent in its handling of nonperforming and other risk assets and has been able to reduce the level of risk assets from a high of $32.8 million at March 31, 2010, to $18.5 million as of December 31, 2010. Two large credits, totaling $7.6 million, have been worked off the books since March 2010, which resulted in a $2.0 million charge off in the second quarter. Although the Company’s ratio of total risk assets to total assets increased from 0.96% at December 31, 2009, to 1.22% at December 31, 2010, similar increases have been noted across the financial services industry and within our peer group. The Company’s allowance for loan losses covered its nonperforming loans and stood at 106% at December 31, 2010.

Summary of Financial Highlights:

For Quarter Ended:	December 31, 2010	December 31, 2009	% Change
Net Income	$4,375,000	$3,014,000	45.2%
Basic Earnings Per Share	$0.55	$0.47	17.0%
Diluted Earnings Per Share	$0.55	$0.46	19.6%
Dividends Per Share	$0.225	$0.220	2.3%
Return on Average Assets	1.15%	1.01%
Return on Average Equity	10.59%	10.68%
Return on Average Tangible Assets (1)	1.18%	1.04%
Return on Average Tangible Equity (1)	12.22%	13.32%
Net Interest Income	$12,270,000	$10,257,000	19.6%
Net Interest Margin	3.60%	3.70%

For Twelve Months Ended:	December 31, 2010	December 31, 2009	% Change
Net Income	$16,581,000	$13,373,000	24.0%
Basic Earnings Per Share	$2.18	$2.09	4.3%
Diluted Earnings Per Share	$2.17	$2.07	4.8%
Dividends Per Share	$0.89	$0.88	1.1%
Return on Average Assets	1.21%	1.19%
Return on Average Equity	11.22%	12.48%
Return on Average Tangible Assets (1)	1.23%	1.23%
Return on Average Tangible Equity (1)	13.19%	15.73%
Net Interest Income	$45,735,000	$36,570,000	25.1%
Net Interest Margin	3.72%	3.66%

Balance Sheet Highlights:	December 31, 2010	December 31, 2009	% Change
Assets	$1,511,722,000	$1,196,432,000	26.4%
Loans, Gross	966,986,000	881,074,000	9.8%
Allowance for Loan Losses	16,020,000	11,067,000	44.8%
Deposits	1,188,377,000	915,170,000	29.9%
Shareholders’ Equity	160,484,000	110,886,000	44.7%
Tangible Equity (1)	139,786,000	89,948,000	55.4%

(1) Supplemental Reporting of Non-GAAP-based Financial Measures

Return on average tangible assets and return on average tangible equity are non-GAAP-based financial measures calculated using non-GAAP-based amounts. The most directly comparable GAAP-based measures are return on average assets and return on average equity, which are calculated using GAAP-based amounts. The Company calculates the return on average tangible assets and equity by excluding the balance of intangible assets and their related amortization expense, net of tax, from the calculation of return on average assets and equity. Management uses the return on average tangible assets and equity to assess the Company’s core operating results and believes that this is a better measure of our operating performance, as it is based on the Company’s tangible assets and capital. Further we believe that by excluding the impact of purchase accounting adjustments it allows for a more meaningful comparison with the Company’s peers; particularly those that may have not have acquired other companies. Lastly, the exclusion of goodwill and intangible assets is consistent with the treatment by bank regulatory agencies, which exclude these amounts from the calculation of risk-based capital ratios. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. A reconciliation of return on average assets and equity to the return on average tangible assets and equity, respectively, is set forth below.

For Quarter Ended:	December 31, 2010	December 31, 2009
Return on Average Assets (GAAP basis)	1.15%	1.01%

Effect of excluding average intangible assets and related amortization, net of tax	0.03%	0.03%

Return on Average Tangible Assets	1.18%	1.04%

Return on Average Equity (GAAP basis)	10.59%	10.68%

Effect of excluding average intangible assets and related amortization, net of tax	1.63%	2.64%

Return on Average Tangible Equity	12.22%	13.32%

For Twelve Months Ended:	December 31, 2010	December 31, 2009
Return on Average Assets (GAAP basis)	1.21%	1.19%

Effect of excluding average intangible assets and related amortization, net of tax	0.02%	0.04%

Return on Average Tangible Assets	1.23%	1.23%

Return on Average Equity (GAAP basis)	11.22%	12.48%

Effect of excluding average intangible assets and related amortization, net of tax	1.97%	3.25%

Return on Average Tangible Equity	13.19%	15.73%

Tangible equity is a non-GAAP financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP based measure is shareholders’ equity. In order to calculate tangible equity, Company management subtracts intangible assets from shareholders’ equity. A reconciliation of tangible equity to shareholders’ equity is set forth below.

Total At End of Quarter:	December 31, 2010	December 31, 2009
Shareholders’ Equity	$160,484,000	$110,886,000
Less: Intangible Assets	20,698,000	20,938,000

Tangible Equity	$139,786,000	$89,948,000

ORRSTOWN FINANCIAL SERVICES, INC. AND ITS WHOLLY-OWNED SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)	(Audited) *
(Dollars in Thousands, Except per Share Data)	December 31, 2010	December 31, 2009
ASSETS
Cash and due from banks	$10,400	$13,940
Federal funds sold	8,800	8,000

Cash and cash equivalents	19,200	21,940

Short-term investments	2,728	6,388
Interest bearing deposits with banks	925	601
Member stock, at cost which approximates market value	8,798	8,056
Securities available for sale	431,772	196,253

Loans held for sale	2,693	594
Loans	964,293	880,480
Allowance for loan losses	(16,020)	(11,067)

Net loans	950,966	870,007

Premises and equipment, net	27,774	29,601
Goodwill and intangible assets	20,698	20,938
Cash surrender value of life insurance	22,649	21,204
Accrued interest receivable	5,715	4,605
Other assets	20,497	16,839

Total assets	$1,511,722	$1,196,432

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$104,646	$90,676
Interest bearing	1,083,731	824,494

Total deposits	1,188,377	915,170

Short-term borrowings	87,850	97,914
Long-term debt	65,178	64,858
Other liabilities	9,833	7,604

Total liabilities	1,351,238	1,085,546

Preferred stock, $1.25 par value per share; 500,000 shares authorized; no shares issued or outstanding	0	0
Common stock, no par value - $0.05205 stated value per share; 50,000,000 shares authorized; 7,986,966 and 6,469,508 shares issued; 7,985,667 and 6,443,195 shares outstanding	416	337
Additional paid-in capital	121,508	82,895
Retained earnings	38,680	28,857
Accumulated other comprehensive income (loss)	(88)	(501)
Treasury stock, 1,299 and 26,313 shares, at cost	(32)	(702)

Total shareholders’ equity	160,484	110,886

Total liabilities and shareholders’ equity	$1,511,722	$1,196,432

*	The consolidated balance sheet at December 31, 2009 has been derived from audited financial statements at that date.

ORRSTOWN FINANCIAL SERVICES, INC. AND ITS WHOLLY-OWNED SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended
(Dollars in Thousands, Except per Share Data)	December 31, 2010	December 31, 2009

INTEREST INCOME
Interest and fees on loans	$12,328	$12,250
Interest and dividends on investment securities	2,974	1,533
Interest on short-term investments	22	30

Total interest income	15,324	13,813

INTEREST EXPENSE
Interest on deposits	2,610	2,802
Interest on short-term borrowings	147	126
Interest on long-term debt	297	628

Total interest expense	3,054	3,556

Net interest income	12,270	10,257
Provision for loan losses	1,375	3,600

Net interest income after provision for loan losses	10,895	6,657

OTHER INCOME
Service charges on deposits	1,949	1,801
Other service charges	962	861
Trust department income	977	689
Brokerage income	350	370
Gains on sale of loans	523	203
Other income	392	298
Securities gains	383	865

Total other income	5,536	5,087

OTHER EXPENSES
Salaries and employee benefits	5,033	4,032
Occupancy and equipment	1,285	1,201
Data processing	356	256
Advertising	137	169
FDIC Insurance	659	274
Other operating expense	2,980	2,113

Total other expenses	10,450	8,045

Income before income taxes	5,981	3,699
Income tax expense	1,606	685

Net income	$4,375	$3,014

PER SHARE DATA
Basic earnings per share	$0.55	$0.47
Diluted earnings per share	$0.55	$0.46
Dividends per share	$0.225	$0.22

ORRSTOWN FINANCIAL SERVICES, INC. AND ITS WHOLLY-OWNED SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Twelve Months Ended
(Dollars in Thousands, Except per Share Data)	December 31, 2010	December 31, 2009*

INTEREST INCOME
Interest and fees on loans	$48,494	$47,569
Interest and dividends on investment securities	9,813	5,432
Interest on short term investments	116	69

Total interest income	58,423	53,070

INTEREST EXPENSE
Interest on deposits	10,682	12,481
Interest on short-term borrowings	487	435
Interest on long-term debt	1,519	3,584

Total interest expense	12,688	16,500

Net interest income	45,735	36,570
Provision for loan losses	8,925	4,865

Net interest income after provision for loan losses	36,810	31,705

OTHER INCOME
Service charges on deposits	7,506	6,905
Other service charges	3,878	3,186
Trust department income	3,606	2,645
Brokerage income	1,450	1,327
Gains on sale of loans	1,304	832
Other income	2,413	1,129
Securities gains	3,636	1,661

Total other income	23,793	17,685

OTHER EXPENSES
Salaries and employee benefits	19,120	16,040
Occupancy and equipment	4,942	4,806
Data processing	1,278	1,077
Advertising	456	541
Security Impairment expense	0	36
FDIC Insurance	1,798	1,278
Other operating expense	9,958	8,189

Total other expenses	37,552	31,967

Income before income taxes	23,051	17,423
Income tax expense	6,470	4,050

Net income	$16,581	$13,373

PER SHARE DATA
Basic earnings per share	$2.18	$2.09
Diluted earnings per share	$2.17	$2.07
Dividends per share	$0.89	$0.88

*	The consolidated income statement at December 31, 2009 has been derived from audited financial statements at that date.

ORRSTOWN FINANCIAL SERVICES INC. AND ITS WHOLLY OWNED SUBSIDIARY

ANALYSIS OF NET INTEREST INCOME

	Three Months Ended
	December 31, 2010			December 31, 2009
(Dollars in thousands)	Average Balance	Tax Equivalent Interest	Tax Equivalent Rate	Average Balance	Tax Equivalent Interest	Tax Equivalent Rate
Interest Earning Assets:
Interest from short-term investments	$20,798	$22	0.42%	$20,185	$30	0.59%
Investment securities	451,294	3,341	2.97%	202,182	1,706	3.44%
Loans	942,152	12,587	5.24%	876,969	12,420	5.45%

Total interest-earning assets	1,414,244	15,950	4.45%	1,099,336	14,156	4.98%

Interest Bearing Liabilities:
Interest bearing demand deposits	$423,248	$512	0.48%	$339,298	$703	0.82%
Savings deposits	66,266	40	0.24%	59,759	47	0.31%
Time deposits	576,538	2,058	1.42%	395,807	2,052	2.05%
Short-term borrowings	114,650	147	0.50%	103,417	126	0.48%
Long-term debt	44,597	297	2.61%	75,424	628	3.26%

Total interest bearing liabilities	1,225,299	3,054	0.96%	973,705	3,556	1.45%

Overall cost of funds			0.86%			1.28%
Net interest income / net interest spread		$12,896	3.48%		$10,600	3.54%

Net interest margin			3.60%			3.70%

	Twelve Months Ended
	December 31, 2010			December 31, 2009
(Dollars in thousands)	Average Balance	Tax Equivalent Interest	Tax Equivalent Rate	Average Balance	Tax Equivalent Interest	Tax Equivalent Rate
Interest Earning Assets:
Interest from short-term investments	$25,864	$116	0.45%	$21,459	$69	0.32%
Investment securities	344,268	10,927	3.17%	162,924	6,065	3.72%
Loans	910,398	49,321	5.42%	848,722	48,213	5.68%

Total interest-earning assets	1,280,530	60,364	4.71%	1,033,105	54,347	5.26%

Interest Bearing Liabilities:
Interest bearing demand deposits	$400,474	$2,517	0.63%	$307,968	$3,170	1.03%
Savings deposits	63,763	167	0.26%	60,494	205	0.34%
Time deposits	509,426	7,998	1.57%	364,077	9,106	2.50%
Short-term borrowings	91,872	487	0.53%	83,322	435	0.52%
Long-term debt	51,886	1,519	2.93%	100,344	3,584	3.57%

Total interest bearing liabilities	1,117,421	12,688	1.14%	916,205	16,500	1.80%

Overall cost of funds			0.98%			1.60%
Net interest income / net interest spread		$47,676	3.57%		$37,847	3.46%

Net interest margin			3.72%			3.66%

Nonperforming Assets / Risk Elements

(Dollars in Thousands)	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009
Loans on nonaccrual (cash) basis	$13,896	$14,427	$14,496	$23,020	$4,267
Loans whose terms have been renegotiated	1,180	0	0	0	0

Total nonperforming loans	15,076	14,427	14,496	23,020	4,267
Other real estate owned	1,112	2,528	1,264	873	1,065

Total nonperforming assets	16,188	16,955	15,760	23,893	5,332

Loans past due 90 or more days and still accruing	2,249	3,526	7,255	8,929	6,155

Total nonperforming and other risk assets	$18,437	$20,481	$23,015	$32,822	$11,487

Ratio of total nonperforming loans to loans	1.56%	1.57%	1.61%	2.56%	0.48%
Ratio of total nonperforming assets to assets	1.07%	1.15%	1.16%	1.82%	0.45%
Ratio of total risk assets to total loans and other real estate owned	1.90%	2.22%	2.56%	3.65%	1.30%
Ratio of total risk assets to total assets	1.22%	1.39%	1.69%	2.49%	0.96%
Allowance for loan losses to nonperforming loans	106%	107%	101%	52%	259%

Roll Forward of Allowance for Loan Losses

	Three Months Ended		Twelve Months Ended
(Dollars in Thousands)	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Balance at beginning of period	$15,386	$7,963	$11,067	$7,140
Provision for loan losses	1,375	3,600	8,925	4,865
Recoveries	4	5	95	20
Loans charged-off	(745)	(501)	(4,067)	(958)

Balance at end of period	$16,020	$11,067	$16,020	$11,067

With over $1.5 billion in assets, Orrstown Financial Services, Inc. and its subsidiary, Orrstown Bank, provide a full range of consumer and business financial services through twenty banking offices and two remote service facilities located in Cumberland, Franklin and Perry Counties, Pennsylvania and Washington County, Maryland. Orrstown Financial Services, Inc.’s stock is traded on the NASDAQ Capital Market under the symbol ORRF.

Safe Harbor Statement: This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of the Corporation’s business strategy due to changes in current or future market conditions; the effects of competition, including industry consolidation and development of competing financial products and services; changes in laws and regulations, including the recent Dodd-Frank Wall Street Reform and Consumer Protection Act; interest rate movements; changes in credit quality; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Orrstown Financial Services, Inc.’s filings with the Securities and Exchange Commission. The statements are valid only as of the date hereof and Orrstown Financial Services, Inc. disclaims any obligation to update this information.

The review period for subsequent events extends up to and including the filing date of a public company’s financial statements, when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information presented in this announcement is subject to change.

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